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                                                                   EXHIBIT 10.18



                             PERFORMANCE UNDERTAKING


                                  June 20, 1997

Amkor Receivables Corp.
Goshen Corporate Park
1345 Enterprise Drive
West Chester, Pennsylvania 19380

Ladies and Gentlemen:

        Reference is made to (i) that certain Receivables Purchase Agreement (as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified, the "Purchase Agreement") dated as of June 20, 1997 between Amkor Electronics, Inc. (the "Originator") and Amkor Receivables Corp. (the "Seller") and (ii) that certain Investor Agreement (as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified, the "Investor Agreement") dated as of June 20, 1997 among the Seller, Falcon Asset Securitization Corporation ("Falcon"), certain financial institutions thereto (the "Investors") (Falcon and the Investors being referred to, collectively, as the "Purchasers") and The First National Bank of Chicago, as agent (the "Agent") for the Purchasers thereunder. Unless otherwise defined herein, capitalized terms used herein shall have their meaning as defined in the Purchase Agreement.

        To induce the Seller to enter into the Purchase Agreement, we hereby agree to perform the obligations set forth in this Performance Undertaking (this "Agreement").

        1. Performance Undertaking. We hereby unconditionally and irrevocably agree with and undertake to the Seller and its assigns that we will ensure that the Originator shall at all times have sufficient funds, whether it be by capital contribution, loan to the Originator, arrangement with third parties to provide funds to the Originator or otherwise (and in each case remitted to an account specified by the Seller for the benefit of the Originator), to enable the Originator to make full and prompt payment and perform and observe all covenants, agreements, terms, conditions and indemnities under and pursuant to the Purchase Agreement and each other document executed and delivered by the Originator pursuant to or in connection with the Purchase Agreement (collectively, the "Obligations"). The Obligations shall include, without limitation, all obligations of the Originator as "Sub-Servicer" under the Purchase Agreement.

        The Seller shall be at liberty, without giving notice to us or obtaining our assent and without relieving us of any of our liabilities under this Agreement, to deal with the Originator and with each other party who now is or after the date hereof becomes obligated in any manner for any of the Obligations, in such manner as the Seller in its sole discretion deems fit, and to this end we agree that the validity and enforceability of this Agreement shall not be impaired or



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affected by any of the following: (a) any waiver, extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or with respect to any collateral securing the Obligations or any part thereof, (c) the existence of any claim, set-off or other rights which we may have at any time against the Originator in connection herewith or any unrelated transaction; or
(d) any failure on the part of the Originator to perform or comply with any term of the Purchase Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not we shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (d).

        This Agreement is absolute, unconditional and continuing and is in no way conditioned upon any requirement that the Seller first take any action against the Originator with respect to the Obligations or proceed against any collateral security, any balance of any deposit account or credit on the books of the Seller in favor of the Originator, any guarantor of the Obligations or any other Person. Our liability under this Agreement shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any material provision of the Purchase Agreement, the Investor Agreement or any other document executed in connection therewith or delivered thereunder, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Purchase Agreement, the Investor Agreement or any other document executed in connection therewith or delivered thereunder, (iii) any taking, exchange, release or non- perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations, (iv) any law, regulation or order of any jurisdiction affecting any term of all or any Obligations or the rights of the Seller, (v) any manner of application of collateral, or proceeds thereof to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Originator, (vi) any change, restructuring or termination of the corporate structure or existence of the Originator, or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Originator or a guarantor. Our Obligations hereunder shall not be stayed, discharged or modified by any insolvency, bankruptcy or reorganization of the Originator. This Agreement shall be in addition to any guaranty or security for the Obligations, and it shall not be rendered unenforceable by the invalidity, release or modification at any time of any such guaranty or security.

        We, agree that our obligations under this Agreement shall continue in full force and effect until all Obligations are finally satisfied in full and the Purchase Agreement and the Investor Agreement are terminated, but we agree that our undertakings under this Agreement win be reinstated, if at any time the satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned, as though such satisfaction had not occurred.

        In the event that we fail to perform any of our obligations in this Agreement, we further agree, to pay to the Seller forthwith upon demand all reasonable costs and expenses (including



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court costs and legal expenses) incurred by the Seller in connection with the enforcement Of this Agreement.

        2. Waiver. We agree to waive any notice of (a) acceptance of this Agreement, (b) any action taken or omitted by the Seller in reliance on this Agreement or (c) an Event of Default, "Servicer Default" (as defined under the Investor Agreement), default or omission by the Originator or assertion of any rights of the Seller under this Agreement. We agree that a failure by the Seller to be diligent or prompt in making demands under this Agreement shall not affect our obligations under this Agreement. We also irrevocably waive all defenses that at any time may be available in respect of the Obligations.

        We agree to waive all "claims" (as that term is defined in the United States Bankruptcy Code) which we might now have or hereafter acquire against the Originator that arise from the existence or performance of our agreements under this Agreement.

        3. Payments Free and Clear of Taxes, Etc. Any and all payments made by us hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the income of the Seller and franchise taxes imposed on the Seller by the jurisdiction under the laws of which the Seller is organized and by any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If we shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Seller, (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Seller receives an amount equal to the sum it would have received had no such deductions been made, (ii) we shall make such deductions and CM) we shall pay the full amount deducted to the relevant taxation, authority or other authority in accordance with applicable law.

        In addition, we agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

        We will indemnify the Seller for the full amount of Taxes or Other Taxes paid by the Seller and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Seller makes written demand therefor.

        Within 30 days after the date of any payment of Taxes, we will furnish to the Seller at its address referred to in this Agreement, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder to the Seller, we will furnish to the Seller a certificate from each appropriate taxing authority, or an opinion of



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counsel acceptable to the Seller, stating that such payment is exempt from or not Subject to Taxes.

        4. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, we agree, to the fullest extent that we may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase U.S. Dollars, with such other currency in Chicago, Illinois or New York; New York (as the Agent may elect) at 10:00 A.M. applicable local time on the Business Day preceding that on which final judgment is given.

        Our obligation in respect of any sum due from us to the Seller hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Seller of any sum adjudged to be so due in such other currency the Seller may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Seller in U.S. Dollars, we agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Seller against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Seller in U.S. Dollars, the Seller agrees to remit to us such excess.

        5. Consent to Jurisdiction; Waiver of Immunities. We hereby irrevocably submit to the jurisdiction of any Illinois State or Federal court sitting in Chicago, Illinois and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, and we hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Illinois State court or in such Federal court, We hereby irrevocably waive, to the fullest extent we may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. We hereby irrevocably appoint Anam USA, Inc. (the "Process Agent"), with an office on the date hereof at Goshen Corporate Park, 1345 Enterprise Drive, West Chester, PA 19380, as our agent to receive on behalf of us and our property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such proem to us ir care of the Process Agent at the Process Agent's above address, and we hereby irrevocably authorizes and directs the Process Agent to accept such service on our behalf. As an alternative method of service, we also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to us at our address specified on the signature page to this Agreement (or at such other address as we may from time to time notify you in writing). We agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.



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        Nothing in this Agreement shall affect the Tight of the Seller to serve legal process in any other manner permitted by law or affect the right of the Seller to bring any action or proceeding against us or our property in the courts of any other jurisdictions.

        To the extent that we have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to us or our property, we hereby irrevocably waive such immunity in respect of our obligations under this Agreement and, without limiting the generality of the foregoing, agree that the waivers set forth in this Agreement shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the, United States and are intended to be irrevocable for purposes of such Act.

        6. Representations and Warranties. We hereby represent and warrant as follows:

               (a) We are a corporation duly organized and validly existing under the laws of Korea, and have all corporate power and all governmental licensee, authorizations, consents and approvals required to carry on our business in each jurisdiction in which our business is conducted.

               (b) The execution, delivery and performance by us of this Agreement is within our corporate powers, has been duly authorized by all necessary corporate action, does not contravene or violate (i) our articles of incorporation or bylaws, (ii) any law, rule or regulation applicable to us,
(iii) any restrictions under any agreement, contract or instrument to which we are a party or by which we or any of our property is bound, or (iv) any order, writ, judgment award, injunction or decree binding on or affecting us or our property. This Agreement has been duly authorized, executed and delivered by us.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by us of this Agreement, except for any necessary foreign exchange approval which may be required at the time of performance of this Agreement.

               (d) This Agreement constitutes our legal, valid and binding obligation, enforceable against us in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

               (e) All information heretofore furnished by us to the Seller for purposes of or in connection with this Agreement is, and all such information hereafter furnished by us to the Seller will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fad or any fact necessary to make the statements contained herein not misleading.



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               (f)    Our financial statements dated December 31, 1996 furnished by us to the Seller are materially complete and correct, and such financial statements have been prepared in accordance with generally accepted accounting principals consistently applied and fairly present our financial condition and results of operations as of such date and for the period ended on such date. Since December 31, 1996 no event has occurred which would have a material adverse effect an our financial condition, business or operations or on our ability to perform our obligations under this Agreement.

               (g) There are no actions, suits or proceedings pending, or to the best of our knowledge, threatened, against or affecting us, or any of our properties, in or before any court, arbitrator or other body, which are reasonably likely to have a material adverse effect on our financial condition, business or operations or on our ability to perform our obligations under this Agreement. We are not in default with respect to any order of any court, arbitrator or governmental body.

               (h) Each of the representations and warranties of the Originator under the Purchase Agreement and each of the other Transaction Documents is, and will be, true and correct on and as of each date when made thereunder. At no time will any of the Receivables be reduced or cancelled as a result of any set-off, discount or adjustment.

        7. Covenants. We hereby covenant and agree, so long as the Purchase Agreement and Investor Agreement shall remain in effect, that unless the Seller shall otherwise consent in writing;

               (a) We will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Seller:

                      (i) within 90 days after the close of each of our fiscal year financial statements for such fiscal year certified in a manner acceptable to the Seller by independent public accountants acceptable to the Seller;

                      (ii) within 60 days after the close of the first six-month period of each of our fiscal years, balance sheets as at the close of such period and statements of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the and of such period, all certified by our chief financial officer,

                      (iii) together with the financial statements required hereunder, a compliance certificate setting forth calculations demonstrating out compliance with the covenants contained in
               Section 8 hereof, certifying the attached financial statements and otherwise in substantially the form of Exhibit IV to the Purchase Agreement, signed by our corporate comptroller or chief financial officer and



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               dated the date of such annual financial statement or such
               semi-annual financial statement, as the case may be; and

                      (iv) such other information (including non-financial information) as the Seller way from time to time reasonably request.

               (b) We will notify the Seller in writing after we become aware of the occurrence of each Event of Default or each Potential Event of Default, by a statement of our corporate comptroller or senior financial officer setting forth the details of such Event of Default or such Potential Event of Default and the action we have taken and propose to take with respect thereto.

               (c) We will notify the Seller in writing upon leaning of the entry of any judgment or decree against us or any of our Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against us and our Subsidiaries exceeds $250,000.

               (d) We will comply in all respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which we may be subject.

               (e) We acknowledge that the Purchasers are entering into the transactions contemplated by the Investor Agreement in reliance upon the Seller's identity as a separate legal entity from the Originator. We shall refrain from taking any action that would suggest to any creditor of the Originator or the Seller that the Originator and the Seller are anything other than separate legal entities. We shall not hold out the Originator to third parties as liable for the debts of the Seller and we shall not represent to any Person that the Originator owns any interest in the Receivables or any of the other assets intended to have been acquired by the Seller under the Purchase Agreement.

        8. Financial Covenants. We hereby further covenant and agree, so long as the Purchase Agreement and Investor Agreement shall remain in effect, that unless the Seller shall otherwise consent in writing we shall cause:

               (a) The ratio of our Total Liabilities to our Tangible Net Worth as of the end of any fiscal year to not exceed:

                      (i)    as at the end of 1997, 5.76 to 1;

                      (ii)   as at the end of 1998, 4.62 to 1;

                      (iii)  as at the end of 1999, 3.79 to 1; and

                      (iv)   as at any date thereafter, 3.21 to 1.



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               (b)    The ratio of the Total Liabilities to Tangible Not Worth
in respect of the Originator as of the end of any fiscal quarter to not exceed
6.50 to 1 at any time.

               (c) The ratio of our EBITDA to our Interest Expense, as of the end of any fiscal year and calculated in respect of the 12 month period then ended, to equal or exceed:

                      (i)    as at the end of 1997, 2.25 to 1;

                      (ii)   as at the end of 1998, 2.76 to 1; and

                      (iii)   as at any date thereafter, 3.00 to 1.

               (d) The ratio of EBIT to Interest Expense in respect of the Originator, as of the end of my fiscal quarter and calculated in respect of the 12 month period then ended, to equal or exceed 1.25 to 1 at all times.

For purposes of this Section 8, the following terms have the meanings assigned below:

               "EBIT" means, with respect to any entity for any accounting period, net income (or net loss) (excluding extraordinary items) plus any amount which, in the determination of net income (or net loss) for such period, has been deducted for (a) interest expense and (b) income tax expense, in each case determined in accordance with generally accepted accounting principles consistently applied.

               "EBITDA" means, with respect to any entity for any accounting period, net income (or net loss) (excluding extraordinary items) plus any amount which, in the determination of net income (or not loss) for such period, has been deducted for (a) interest expense, (b) income tax expense, and (c) depreciation or amortization expense, in each case determined in accordance with generally accepted accounting principles consistently applied.

               "Interest Expense" means, with respect to any entity for any accounting period, the gross interest expense of such entity during such accounting period, determined in accordance with generally accepted accounting principles consistently applied.

               "Tangible Net Worth" means, with respect to any entity, the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets goodwill, organizational expenses, research and



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        development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, unrealized gains (losses) on marketable securities, and equity adjustments from foreign currency translation and other items which are treated as intangibles in conformity with generally accepted accounting principles.

               "Total Liabilities" means, with respect to any entity, all obligations which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such entity, including without limitation, all indebtedness for borrowed money.

        9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including, telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to us at our address set forth on the signature pages hereto, and if to the Seller at its address specified in the Purchase Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telegraph, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answer back or delivered to the cable company, respectively

        10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        11. Successors and Assigns. This Agreement shall be binding upon us, our successors and assigns and shall inure to the benefit of the Seller and its successors and assign. We acknowledge and consent to the assignment by the Seller, under and in connection with the Investor Agreement, of all of the Seller's right, title and interest in, to and under this Agreement to the Agent and the Purchasers, and we agree that at all times that the Investor Agreement shall be in effect, (i) any claim made by the seller hereunder shall be deemed made for the benefit of the Agent and the Purchasers and (ii) any payment or remittance to be made hereunder by us in respect of any claim being made by or in respect of the Seller or the Seller's interest under the Purchase Agreement shall be paid or remitted to the Agent for the benefit of the Purchasers.

        At your request we will sign such documents and take such actions as you may consider necessary to give full effect to this Agreement and to perfect and preserve the rights and powers of the Seller hereunder. We agree that we cannot assign or transfer any of our obligations under this Agreement unless you agree otherwise. We understand that no provision of this Agreement can be amended or modified except by writing signed by the Seller and us. We agree that a failure or delay in your exercise of any rights you might have as a result of this Agreement won't preclude your exercise of any of such rights.



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

        12. Enforceability. If for any reason any provision of this Agreement is held by a court to be invalid or unenforceable, that shall not affect the validity or enforceability of any of the other provisions of this Agreement.

        13. Assignees. The Seller (and any assignee of the Seller) may at any time assign any and all of its rights hereunder to any other person or entity without the consent of the Originator, whereupon (i) each reference herein to the "Seller" shall mean and be a reference to such assignee and (ii) such assignee may enforce this Agreement to the fullest extent as if it were named party hereto. Without limiting the generality of the following, the undersigned acknowledges that the Seller intends to assign all of its right title and interest under this Agreement to the Agent for the benefit of the Purchasers. The undersigned shall not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Seller (or the applicable assignee).



                                       Very truly yours,

                                       ANAM INDUSTRIAL CO., LTD.


                                       By: ____________________________________
                                             Name: Hong Taek Chung
                                             Title: Authorized Representative








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                                   ASSIGNMENT

        The undersigned hereby assigns all of its right, title and interest in and to the foregoing performance Undertaking to the Agent for the benefit of the Purchasers. Anam, industrial Co., Ltd. ("Anam Industrial") acknowledges such assignment, and agrees that the Agent may further assign, without notice, its right, title and interest in and to the Performance Undertaking without the consent of any person or entity. The Agent, as the assignee of the Seller, shall have the right to enforce the Performance Undertaking and to directly exercise all of the Sellers rights, and remedies under the Performance Undertaking, and Anam Industrial agrees to cooperate fully with the Agent in the exercise of such rights and remedies thereunder. Anam Industrial further agrees to give the Agent copies of all notices it is required to give to the Seller under the Performance Undertaking and to permit the Agent and Purchasers (and their assignees) the right of inspection and audit granted to the Seller thereunder.

Dated: June 20, 1997


                                       AMKOR RECEIVABLES CORP.


                                       By: ____________________________________
                                             Name: Frank J. Marcucci
                                             Title: President


Acknowledged and agreed to
this 20th day of June, 1997

ANAM INDUSTRIAL CO., LTD

By: ____________________________
Name: Hong Taek Chung
Title: Authorized Representative

Address:

        280-9, 2GA Sungsu-Dong, Sungdong-Gu
        Seoul, Korea




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



                                   ASSIGNMENT

        The undersigned hereby assigns all of its right, title and interest in and to the foregoing Performance Undertaking to the Agent for the benefit of the Purchasers. Anam Industrial Co., Ltd. ("Anam Industrial") acknowledges such assignment, and agrees that the Agent may further assign, without notice, its right, title and interest in and to the Performance Undertaking without the consent of any person or entity. The Agent, as the assignee of the Seller, shall have the right to enforce the Performance Undertaking and to directly exercise all of the Seller's rights and remedies under the Performance Undertaking, and Anam Industrial agrees to cooperate fully with the Agent in the exercise of such rights and remedies thereunder. Anam Industrial further agrees to give the Agent copies of all notices it is required to give to the Seller under the Performance Undertaking and to permit the Agent and Purchasers (and their assignees) the right of inspection and audit granted to the Seller thereunder.

Dated:  June 20, 1997

                                       AMKOR RECEIVABLES CORP.


                                       By: ____________________________________
                                             Name: Frank J. Marcucci
                                             Title: President


Acknowledged and agreed to
this 20th day of June, 1997

ANAM INDUSTRIAL CO., LTD.


By: _____________________________
Name:
Title:

Address:

        280-9, 2GA Sungsu-Dong, Sungdong-Gu
        Seoul, Korea







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